UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2022

COLUMBIA CARE INC.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Fifth Ave., 24th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 634-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the special meeting of shareholders of Columbia Care Inc., (“Columbia Care”) held virtually at 10:00 a.m. (Toronto time) on July 8, 2022 (the “Meeting”), the Company’s shareholders voted on the following proposal, which is described in detail in the Company’s definitive proxy statement and information circular dated June 6, 2022 (the “Circular”) filed with the United States Securities and Exchange Commission.

Arrangement Resolution

At the Meeting, the Shareholders voted to pass a special resolution, the full text of which is set forth in Appendix “B” to the Circular, approving the Arrangement (as defined in the Circular) under Division 5 of Part 9 of the Business Corporations Act (British Columbia) whereby, among other things, Cresco Labs Inc. will acquire all of the issued and outstanding shares of the Company, all as more particularly described in detail in the Circular.

The following is a summary of the votes cast by all shareholders of the Company:

FOR	AGAINST	ABSTAIN
167,469,030	2,395,951	73,665

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA CARE INC.

By:	/s/ Nicholas Vita
Name:	Nicholas Vita
Title:	Chief Executive Officer

Date: July 8, 2022